Management CONSULTING SERVICES AGREEMENT


THIS AGREEMENT is made as of the 8th day of June, 2004.

BETWEEN:

                    CHINA  HEALTH   HOLDING  INC.,  OR  its  Nominee  a  company
                    incorporated in Nevada USA, having an office at Park Place # 3400 - 666 Burrard St., Vancouver, B.C. Canada, V6C 2X8


                    (Hereinafter called "CHHI")

                                                       OF THE FIRST PART

AND:

                    XiaoFei  Yu  having  an  office  at  Dept.   of   Philosophy
                    P.O.Box1070 Beijing, P.R.China, 100091

                    (hereinafter called "Yu")
                                                       OF THE SECOND PART

WHEREAS:

A. CHHI to retain YU to assist CHHI in providing management consulting services to CHHI, a company incorporated in Nevada USA.


NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the covenants and agreements herein contained the parties hereto agree as follows:


1.   APPOINTMENT OF YU

1.1 CHHI hereby retains YU to assist CHHI in providing management consulting services to CHHI in PR China and abroad as may from time to time be required with respect to CHHI, as more particularly described as Schedule A hereto.

1.2 YU agrees to devote sufficient time as may be necessary and to employ its best efforts to faithfully and industriously perform the services as described in Schedule A hereto.

1.3 In performing its management services hereunder, YU shall be an employee of CHHI.

2.   LIMITATIONS ON ACTIVITIES

2.1 YU recognizes and agrees that securities laws, regulations and policies in the U.S. and , PR China and British Columbia and elsewhere limits the allowable scope of management activities and prohibit certain activities. Notwithstanding any other provision of this agreement, YU agrees that:

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     (a)  It will  not  engage  in any  activity  in  contravention  of the law, regulation or policy of any body having jurisdiction in any other jurisdiction in which it conducts management activities on behalf of CHHI.

3.   TERM

3.1 The term of this agreement shall commence June 1th, 2004 and shall continue for 2 years, where this agreement may be reviewed for any reason, or, the duties, time commitments and compensation may be adjusted by mutual consent.

4.   COMPENSATION

4.1 CHHI shall pay for the management services rendered hereunder the sum of $US1,000 per month, payable on the first day of each subsequent month, commencing June 1st, 2004. The management services fees will be reviewed and possibly increased after 6 months.

4.2 YU shall be granted a call from CHHI on 150,000 shares of CHHI's capital stock at a price of 10 cents USD per share, which will be exercisable until June 1, 2006, and, or, thirty (30) days after the termination of this Agreement. Upon payment of 10 cents USD per share for the number of shares being called CHHI will deliver. for the number of shares requested, up to a total of 150,000 shares, and will either transfer, if possible, such shares to a brokerage account of YU's choice or provide YU with the requisite number of share certificates in a form necessary to render those certificates freely transferable and negotiable. CHHI will also furnish or execute any further documents that may reasonably be required to complete this share transfer.

4.3 YU shall also be reimbursed for its actual out-of -pocket expenses incurred pursuant to this agreement, such expenses to be paid within 30 business days of invoice. All invoices shall be supported by appropriate evidence of the expenses referred to therein. Any individual expense item, other than telephone invoices, in excess of $200 shall first be approved by CHHI.

5.   CONFIDENTIALITY

5.1 YU will keep confidential any information not otherwise readily available from public sources which it obtains from CHHI. Upon termination of this agreement, YU shall return to CHHI all data, information and other written material regarding CHHI obtained by YU from in connection with the performance of its services hereunder.

6.   NOTICE

6.1 Any notice or other communication or instrument required or permitted to be given or delivered hereunder shall be in writing and shall be well and sufficiently given or delivered if enclosed in a sealed envelope and addressed to the party to receive same at its address as set forth on the first page of this agreement, and in each case delivered personally or mailed by registered mail.

     Any notice so given or delivered shall be conclusively deemed to have been given when delivered, if delivered personally, or 72 hours following the mailing of same, if mailed by registered mail.

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7.   RESPONSIBILITIES OF CHHI

7.1 CHHI will, with YU's assistance, provide YU with CHHI corporate materials which include, but not limited to:

     -    a PowerPoint company presentation
     -    a broker/investor due diligence package
     -    a media package
     -    a one page corporate profile
     -    a brochure

7.2  CHHI will try to provide the material timely.

7.3 CHHI agrees to broadcast major material events regarding CHHI over the news wire in addition to normal disclosure requirements.

7.4 CHHI agrees to provide appropriate corporate background material to "Material Events" at the same time as the events are made public. The background to these events may be delivered in the form of a briefing.

8.   GENERAL

8.1 This agreement may only be amended in writing duly executed by the parities hereto.

8.2 Wherever possible, each provision in this agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision shall be prohibited by or be invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this agreement.

8.3  Time shall be of the essence of this agreement.

8.4 This agreement shall be deemed to be made in the Province of British Columbia, and shall be construed in accordance with and governed by the laws of said Province.

8.5  This  agreement  shall  endure to the  benefit of and be  binding  upon the
     parties  to  this  agreement  and  their   respective   heirs,   executors,
     administrators, successors, and assigns.





IN WITNESS WHEREOF the parties hereto have caused these presents to be duly executed as of the day and year first above written.


The Common Seal of                          )
CHINA HEALTH HOLDING INC.                   )
Was hereunto affixed in the                 )
presence of:                                )                 c/s

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/s/ Julianna Lu
--------------------------------, Julianna Jenny Lu, The President


                                           )
                                           )
--------------------------------
                                           )
                                           )
                                           )
The Common Seal of
XiaoFei Yu                                 )
was hereunto affixed in the                )
presence of:
                                           )
                                                    c/s

/s/ XiaoFei Yu
--------------
    XiaoFei Yu


                                          )
---------------------------------         )






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                                   SCHEDULE A


YU agrees to provide the following management services, subject to the specific terms of the agreement to which this Schedule is attached:

1. New Products Research and Development
2. Contracting GMP standard manufacturing setup
3. PR China Market and Public Relationship



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